UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2023

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. IV

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40562	86-2435859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 West 43rd Street, 12th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAF	The Nasdaq Stock Market LLC
Rights	MCAFR	The Nasdaq Stock Market LLC
Units	MCAFU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed, on April 30, 2022, MCAF entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among MCAF, CH AUTO Inc., a Cayman Islands exempted company (“CH AUTO” or “Pubco”), Ch-Auto Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Pubco (“Merger Sub”) and CH-AUTO TECHNOLOGY CORPORATION LTD., a company organized under the laws of the People’s Republic of China (the “Company”), pursuant to which, among other things, MCAF, Pubco, Merger Sub and the Company intend to effect a merger of Merger Sub with and into MCAF whereby MCAF will be the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Pubco (the “Merger”) in accordance with the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”). In connection with the Merger, the name of the Surviving Corporation shall be changed to CH Autotech USA, Inc. Following the Merger, Pubco expects its ordinary shares to be traded on the Nasdaq Stock Market. On December 23, 2022, MCAF disclosed that the parties to the Merger Agreement amended the Merger Agreement by executing an Amended and Restated Agreement and Plan of Merger, dated December 23, 2022 (the “A&R Merger Agreement”). All capitalized terms used herein and not defined shall have the meanings ascribed to them in the A&R Merger Agreement.

On March 1, 2023, MCAF, CH-AUTO, Pubco and Merger Sub entered into an amendment (the “Amendment”) to the A&R Merger Agreement. The Amendment provides that (i) instead of acquiring at least 90% of the CH AUTO, MCAF would only need to acquire at least 71.2184% of CH AUTO to consummate the Closing, (ii) immediately after the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of five (5) members, among which one (1) person shall be designated by Sponsor, four (4) persons shall be designated by CH AUTO and at least two (2) persons of the Post-Closing Pubco Board shall qualify as independent directors under the Securities Act and Nasdaq rules, (iii) modified the timing of CH AUTO’s delivery of the Equityholder Allocation Schedule, (iv) simultaneously with and in exchange for the issuance of the CH AUTO Merger Consideration, but before the Closing of the Merger, Pubco’s subsidiary, CH-Auto (Hong Kong) Limited (“CH-Auto HK”), or a then-established wholly-owned PRC subsidiary of CH-Auto HK (together with CH-Auto HK, the “Holding Company”, as the context may require), shall acquire all the shares of CH AUTO’s equity securities (the “Company Common Stock”) held by each Company Reorganization Stockholder at par value or other value as agreed between the Holding Company and the Company Reorganization Stockholders (the “HK Share Purchase”); provided however, certain Company Reorganization Stockholders that are the directors, supervisors or senior executives of the Company (each a “DSO Stockholder” and together, the “DSO Stockholders”) shall each transfer up to 25% of the stocks of CH AUTO held by him or her due to restrictions under the PRC laws. Each DSO Stockholder shall further enter into a voting rights proxy agreement (the “Voting Rights Proxy Agreement”) and an economic rights transfer agreement (the “Economic Rights Transfer Agreement”) with the Holding Company (the “HK Voting Rights Entrustment”), pursuant to which each DSO Stockholder shall transfer and assign to the Holding Company (i) all of their respective voting rights in connection with the remaining shares of Company Common Stock held by them (the “DSO’s Remaining Shares”) pursuant to the Voting Rights Proxy Agreement and (ii) all of their economic rights, including the right to receive dividends, in connection the DSO’s Remaining Shares, pursuant to the Economic Rights Transfer Agreement. The Pubco Ordinary Shares issued to each DSO Shareholder in exchange for such DSO’s Remaining Shares, shall be subject to restrictions on transfer, conveyance, assignment and further encumbrance until the DSO Shareholder transfers and conveys the underlying shares of Company Common Stock to the Holding Company. Upon the completion of the HK Share Purchase, and after giving effect to the HK Voting Right Entrustment (the “Reorganization Closing”), the Holding Company shall (1) have the ability to direct, directly or indirectly, at least 71.2184% of the voting rights of all outstanding equity securities of CH AUTO entitled to vote, (2) own, directly or indirectly, at least 71.2184% of the economic rights of all the outstanding equity securities in CH AUTO, and (3) own, directly or indirectly own at least 37.8426% of the then-issued and outstanding equity interests in CH AUTO; (v) revised the definitions of Company Employee Option and Company FA Option, (vi) CH AUTO shall advance MCAF the aggregate amount of Seven Hundred and Fifty Thousand Dollars ($750,000) in two payments (the “Loans”) to fund the payment of the expenses incurred, in connection with two (2) extensions of the period of time for MCAF to consummate a business combination and for working capital for the Company; (vi) in the event CH AUTO funds the initial payment of the Loan, the Outside Date shall be extended from May 15, 2023 to July 2, 2023, (viii) revised the timing, steps and procedure for the Reorganization and (ix) permitted CH AUTO to convert outstanding debt from a lender in the amount of RMB 39 million into 15.6 million shares of CH AUTO, at a conversion price of RMB 2.5 per share. The transactions contemplated by the A&R Agreement and the Amendment are collectively referred to as the “Business Combination.”

On November 20, 2023, at 10:00 a.m., Eastern Time, MCAF held a special meeting of MCAF stockholders (the “Special Meeting”) at which the MCAF stockholders voted on the proposals set forth below, each of which is described in detail in the MCAF definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 3, 2023, which was first mailed by MCAF to its stockholders on or about October 5, 2023.

As of September 29, 2023, the record date for the Special Meeting, there were 3,314,491 shares of MCAF common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding and entitled to vote at the Special Meeting. There were 2,958,185 shares of Common Stock representing approximately 89.25% of the issued and outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting, constituting a quorum for the Special Meeting. The final voting results for each proposal submitted to the stockholders of MCAF at the Special Meeting are set forth below.

Proposal 1: The Business Combination Proposal — to approve the merger (the “Merger”) of Ch-Auto Merger Sub Corp., a Delaware corporation and subsidiary of CH AUTO Inc., a Cayman Islands exempted company, with and into MCAF whereby MCAF will be the surviving corporation. The completion of the Reorganization, among other things, is a condition precedent to the Merger.

The MCAF Stockholders approved the Business Combination Proposal. The voting results were as follows:

FOR	AGAINST	ABSTAIN
2,704,338	253,847	0

Proposal 2: The Governance Proposals — to approve, on a non-binding advisory basis, certain differences between MCAF and Pubco including the governance provisions set forth in the Pubco’s Second Amended and Restated Memorandum and Articles of Association, as compared to MCAF’s current Certificate of Incorporation.

The MCAF Stockholders approved each of the Governance Proposals. The voting results were as follows:

Governance Proposal A – Change in Authorized Shares of Capital Stock

FOR	AGAINST	ABSTAIN
2,704,338	253,847	0

Governance Proposal B – Removal of Certain Provisions Related to Blank Check Companies.

FOR	AGAINST	ABSTAIN
2,704,337	253,847	1

Governance Proposal C – Change in Excusive Forum from Delaware to Cayman Islands for certain shareholder litigation.

FOR	AGAINST	ABSTAIN
2,704,338	253,847	0

Governance Proposal D – Creation of a Duel Class of Capital Stock Class A Ordinary Shares and Class B Ordinary Shares.

FOR	AGAINST	ABSTAIN
2,704,338	253,847	0

Proposal 3: The 2023 Plan Proposal — to approve the CH AUTO Inc. 2023 Equity Incentive Plan.

The MCAF Stockholders approved the 2023 Plan Proposal. The voting results were as follows:

FOR	AGAINST	ABSTAIN
2,704,338	253,847	0

Proposal 4: The NTA Requirement Amendment Proposal — to approve an amendment to the MCAF Amended and Restated Certificate of Incorporation to expand the methods that MCAF may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission.

The MCAF Stockholders approved the NTA Requirement Amendment Proposal. The voting results were as follows:

FOR	AGAINST	ABSTAIN
2,704,338	253,847	0

Item 8.01. Other Events.

In connection with the MCAF Special Meeting of Stockholders held on November 20, 2023, an aggregate amount of 1,487,667 shares were tendered for redemption by public stockholders of MCAF. MCAF will not file the amendment to its Amended and Restated Certificate of Incorporation regarding NTA Requirement Amendment Proposal (the “NTA Amendment”) with the Secretary of State of the State of Delaware until two business days before the closing of the Business Combination. Accordingly, the redemption proceeds for the shares of MCAF common stock that were tendered for redemption in connection with the Special Meeting will not be distributed until after the filing of the NTA Amendment with the Secretary of State of the State of Delaware.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transactions described above and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of MCAF or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2023

MOUNTAIN CREST ACQUISITION CORP. IV

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

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